Exhibit 99.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of August 30, 2019, by and between:

(1)	Ctrip.com International, Ltd., a Cayman Islands exempted company (the “Company”); and

(2)	MIH Internet Sea Private Limited, a limited liability company organized under the laws of Singapore (the “Investor”);

The parties listed above are referred to herein collectively as “Parties” and individually as a “Party.”

RECITALS

A.
The Company and the Investor entered into a share purchase agreement, dated as of April 26, 2019 (the “Share Purchase Agreement”) and a cooperation agreement, dated as of August 30, 2019 (the “Cooperation Agreement”), pursuant to which, among other things, the Company issued and delivered to the Investor certain Ordinary Shares in exchange for certain Class B convertible ordinary shares, par value US$0.0005, of MakeMyTrip Limited, a limited liability company organized under the laws of Mauritius; and

B.
In connection with the Share Purchase Agreement and in order to induce the Investor to consummate the transactions contemplated under the Share Purchase Agreement, the Company and the Investor have agreed to enter into this Agreement.

WITNESSETH

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.	Interpretation.

1.1          Definitions. The following terms shall have the meanings ascribed to them below:

“ADS” means an American depositary share, representing 0.125 Ordinary Share as of the date of this Agreement, issued pursuant to the Deposit Agreement and listed and traded on the Nasdaq Global Select Market as of the date of this Agreement.

“ADS Depositary” means The Bank of New York Mellon, a New York banking corporation, or any successor depositary appointed in accordance with the terms of the Deposit Agreement.

“Affiliate” means, with respect to a specified person, a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

“Applicable Securities Laws” means the securities law of the United States, including the Exchange Act and the Securities Act, and any applicable securities law of any state of the United States.

“Baidu” means Baidu Holdings Limited, a British Virgin Islands company, and its “Permitted Transferees” under and as defined in the Registration Rights Agreement dated as of October 26, 2015, between the Company and Baidu, as in effect on the date of this Agreement.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, public holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, the Cayman Islands or the City of New York.

“Commission” means the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act.

“Deposit Agreement” means the deposit agreement, as amended from time to time, among the Company, the ADS Depositary, and all holders and beneficial owners from time to time of the ADSs issued thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Equity Securities” means the Ordinary Shares, ADSs and any other equity securities of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any nation or government or any nation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Ordinary Shares” means the ordinary shares, par value US$0.01 per share, of the Company.

“Permitted Transferee” means, with respect to the Investor, (i) any Affiliate of the Investor for so long as such transferee remains an Affiliate of the Investor at all times following the applicable transfer (unless another clause of this definition applies), and (ii) only one other Person (other than any Competitor as defined in the Cooperation Agreement) who purchases, in a single transaction, at least 50% of the Registrable Securities held by the Investor as of the date hereof and who has executed and delivered to the Company a written instrument in form and substance reasonably satisfactory to the Company agreeing to be bound by, and entitled to the benefits of, the terms of this Agreement.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity, including any Governmental Authority, or any group of two or more of the foregoing.

“PRC” means the People’s Republic of China, and solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registrable Securities” means all of the Ordinary Shares acquired from the Company by the Investor pursuant to the Share Purchase Agreement or otherwise from time to time (as adjusted for any stock split, stock dividend, recapitalization, reclassification or similar transaction of the Company).

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1 or S-3 under the Securities Act (including, without limitation, Rule 415).

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shelf Registration Statement” means a “shelf” registration statement on an appropriate form providing for the registration and sale of securities on a delayed or continuous basis pursuant to Rule 415.

“U.S.” means the United States of America.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

1.2          Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (v) all references in this Agreement to designated schedules, exhibits and annexes are to the schedules, exhibits and annexes attached to this Agreement unless explicitly stated otherwise, (vi) “or” is not exclusive, (vii) the term “including” will be deemed to be followed by “, but not limited to,” (viii) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, and (ix) the term “day” means “calendar day.”

2.	Registration Rights.

2.1          Piggyback Registrations.

(a)
The Company shall notify the Investor in writing at least five (5) days prior to filing any Registration Statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including Registration Statements relating to primary offerings of securities for the Company’s own account and secondary offerings of securities for the account of other proposed sellers, but excluding Registration Statements filed under Section 2.2 of this Agreement or relating to any employee benefit plan or a corporate reorganization), and shall afford the Investor an opportunity to include in such Registration Statement all or any part of the Registrable Securities then held by the Investor (“Piggyback Registration”).  If the Investor desires to include in any such Piggyback Registration all or any part of the Registrable Securities held by it, it shall within five (5) days after receipt of the above-described notice from the Company, so notify the Company in writing and in such notice shall inform the Company of the number of Registrable Securities that the Investor wishes to include in such Piggyback Registration.  Upon receipt of the notice from the Investor requesting that all or any part of its Registrable Securities are included in a Piggyback Registration, the Company shall use its reasonable best efforts to cause all such Registrable Securities held by the Investor with respect to which the Company has received such written request for inclusion, to be included in such Piggyback Registration on the same terms and conditions as the Company’s securities being sold in such Piggyback Registration.  If the Investor decides not to include all of its Registrable Securities in any Piggyback Registration thereafter filed by the Company, the Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)
Underwriting.  If a Registration Statement under which the Company gives notice under Section 2.1(a) is for an underwritten offering, then the Company shall so advise the Investor.  In such event, the right of any of the Investor’s Registrable Securities to be included in a registration pursuant to Section 2.1(a) shall be conditioned upon the Investor’s participation in such underwriting and the inclusion of the Investor’s Registrable Securities in the underwriting to the extent provided herein.  If the Investor proposes to distribute its Registrable Securities through such underwriting, the Investor shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.  .  If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least five (5) days prior to the effective date of the Registration Statement.  Any Registrable Securities withdrawn from such underwriting shall be withdrawn from the registration.

(c)
Priority on Piggyback Registrations.  If, in connection with a Piggyback Registration, the managing underwriter(s) determine(s) in good faith that the inclusion of all the securities sought to be included in the Piggyback Registration by the Company and all holders of Registrable Securities who have sought to have securities registered pursuant to any rights, whether pursuant to “piggyback” or other incidental or participation registration rights or otherwise, require a limitation of the number of securities to be underwritten so that the distribution of the securities sought to be sold pursuant to the Piggyback Registration is not adversely affected, then the managing underwriter(s) may exclude securities from the Piggyback Registration and the underwriting, and the number of securities that may be included in the registration and the underwriting shall be allocated as follows:

(i)
if the Piggyback Registration is in connection with the registration of an offering for the Company’s own account, then (A) first, the securities sought to be included by the Company, and (B) second, the securities sought to be included by all existing and future holders of Registrable Securities that have requested to participate in such underwritten offering (pro rata in proportion to the number of securities sought to be included in such offering by such holders); and

(ii)
if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, the securities sought to be included by sellers who have exercised demand registration rights, pro rata in proportion to the number of securities sought to be registered by all such demanding sellers, (B) second, the securities sought to be included by all existing and future holders of Registrable Securities that have requested to participate in such underwritten offering, pro rata in proportion to the number of securities sought to be registered by all such holders, and (C) third, the securities sought to be included by the Company.

(d)	No Limit. Except as otherwise provided herein, there shall be no limit on the number of times the Investor may request registration of Registrable Securities under this Section 2.1.

2.2          Demand Registration.

(a)
From and  after the date that is six (6) months after the date of this Agreement, in case the Company shall receive from the Investor a written request or requests that the Company effect a Registration (“Demand Registration”), which if the Company is a WKSI as of the filing date thereof, shall be an automatic Shelf Registration Statement, and any related qualification or compliance, with respect to all or any part of the Registrable Securities owned by the Investor, then the Company shall file and use its best efforts (i) to cause the Registration Statement covering such Registrable Securities to be declared effective under the Securities Act (unless it becomes effective automatically upon filing) as promptly as possible after the filing thereof, and (ii) to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date on which all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144.

(b)	Notwithstanding anything to the contrary provided above, the Company shall not be obligated to effect any such Registration, qualification or compliance pursuant to this Section 2.2:

(1)
if the aggregate anticipated price to the public of any Registrable Securities which the Investor proposes to sell pursuant to such registration, together with the aggregate anticipated price to the public of any other securities of the Company entitled to inclusion in such registration, is less than US$50,000,000 (or the equivalent thereof in other currencies), unless such Registration covers all remaining Registrable Securities;

(2)
if the Company shall furnish to the Investor a certificate certifying the same signed by the Chief Executive Officer stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Registration Statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Investor under this Section 2.2(a); provided, however, that such period shall terminate if the Company registers any of its other Shares during such period; or

(3)
if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of the Investor have been excluded (with respect to all or any portion of the Registrable Securities the Investor requested be included in such registration) pursuant to Section 2.1(b).

(c)	No Limit. Except as otherwise provided herein, there shall be no limit on the number of times the Investor may request Registration of Registrable Securities under this Section 2.2.

(d)
Selection of Underwriters.  In connection with a Demand Registration, the Investor may elect to have Registrable Securities sold in an underwritten offering.  Whenever a Demand Registration involves an underwritten offering, the Investor may select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, subject to the Company’s prior written consent (such consent not be unreasonably withheld, delayed or conditioned).

(e)
Priority on Demand Registrations.  If, in connection with a Demand Registration, the managing underwriter(s) determine(s) in good faith that the inclusion of all the securities sought to be included in the Demand Registration by the Investor, Baidu, the Company and other proposed sellers who have sought to have securities registered pursuant to any rights, whether pursuant to “piggyback” or other incidental or participation registration rights or otherwise, require a limitation of the number of securities to be underwritten so that the distribution of the securities sought to be sold pursuant to the Demand Registration is not adversely affected, then the managing underwriter(s) may exclude securities from the Demand Registration and the underwriting, and the number of securities that may be included in the registration and the underwriting shall be allocated as follows: (i) first, the Registrable Securities sought to be included by the Investor, (ii) second, the securities sought to be included by Baidu, and (iii) third, the securities to be included by the Company and any other proposed sellers in such priority as the Company determines.

2.3          Expenses. All expenses, other than the underwriting discounts and selling commissions and any issuance fees of the ADSs payable to the depositary in accordance with the Depositary Agreement (which shall be borne by each selling shareholder on a pro rata portion based on the number of Registrable Securities registered by each selling shareholder)  applicable to the sale of Registrable Securities pursuant to this Agreement, incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including but without limitation all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of the Investor’s counsel, shall be borne by the Company.  The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of the Investor.

2.4          Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)
Registration Statement.  Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, use its best efforts to cause such Registration Statement to become effective and keep such Registration Statement effective for the period specified in this Section 2 and if not so specified herein, for the lesser of (i) 180 days and (ii) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Investor refrains from selling any securities included in such registration at the request of the Company or the underwriter(s) or is prevented from selling any securities included in such registration by reason of any stop order, injunction or other order or requirement of the Commission or other Governmental Authority, and (ii) in the case of any registration of Registrable Securities on a Shelf Registration Statement which are intended to be offered on a continuous or delayed basis, such 180 day period shall be extended, to the extent necessary, to keep the Shelf Registration Statement effective until all such Registrable Securities are sold.

(b)
Amendments and Supplements.  Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, including, but not limited to (A) keep such Registration Statement effective, and (B) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(c)
Avoidance of Suspension.  Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(d)
Prospectuses.  Furnish to the Investor such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration, as well as, if requested by the lead or co-managing underwriters, if any, or any selling shareholder, as promptly as reasonably practicable, include in a prospectus supplement or post-effective amendment such information as the lead or co-managing underwriters, if any, and such selling shareholder may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request.

(e)
Blue Sky.  Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Investor, provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(f)
Underwriting.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by an underwriter in connection therewith.  If the Investor participates in such underwriting, the Investor shall also enter into and perform its obligations under such an agreement.

(g)
Notification.  Notify the Investor if the Investor has Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the Commission in respect of such Registration Statement, or (ii) the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Investor, prepare and furnish to the Investor a reasonable number of copies of a supplement or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Ordinary Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

(h)
Opinion and Comfort Letters.  Furnish, at the request of the Investor, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (i) opinion letters and negative assurance letters, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Investor, addressed to the underwriters, if any, and to the Investor and (ii) a “comfort” letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Investor, addressed to the underwriters, if any, and to the Investor.

(i)
Transfer Agent and CUSIP. Provide and maintain a transfer agent and registrar for all Registrable Securities covered by such Registration Statement and held by the Investor and, where applicable, a CUSIP number for all those Registrable Securities, in each case not later than the effective date of the Registration.

(j)
Delivery of Securities.  Cooperate with the selling shareholders and the lead managing underwriters to facilitate the timely delivery of the securities sold under any Registration Statement (which shall not bear any restrictive legends unless required under applicable Law), in such denominations and registered in such names as the lead managing underwriters or such selling shareholders may request.

(k)
Further Actions.  (A) Take all reasonable action necessary to list the Registrable Securities on the primary exchange upon which the Company’s securities are traded, (B) use reasonable best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the selling shareholder(s) thereof to consummate the disposition of such Registrable Securities and (C) take all other customary actions reasonably requested by the selling shareholders or the lead managing underwriters pursuant to this Article II to effect the intent of this Agreement.

2.5           Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 that the Investor furnishes to the Company such information regarding itself, the Registrable Securities held by it, the intended method of disposition of such securities and other information as shall be required to timely effect the Registration of its Registrable Securities.

2.6           Indemnification.  In the event any Registrable Securities are included in a Registration Statement under this Section 2:

(a)
Indemnification by the Company.  To the extent permitted by law, the Company shall indemnify and hold harmless the Investor, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for the Investor and each Person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against all losses, claims, damages and liabilities (joint or several; or actions, proceedings or settlements in respect thereof) to which they may become subject under laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any registration, qualification or compliance, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)
any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)	the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)	any violation or alleged violation by the Company of the Applicable Securities Law, or any rule or regulation promulgated under the Applicable Securities Law;

and the Company shall reimburse the Investor, and its respective partners, officers, directors, legal counsel, underwriter and controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor, partner, officer, director, legal counsel, underwriter or controlling Person of such Investor.

(b)
Indemnification by the Investor.  To the extent permitted by law, the Investor (severally but not jointly with its Permitted Transferees, if applicable) shall, if Registrable Securities held by the Investor (and/or its Permitted Transferees, if applicable) are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act and any underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person underwriter may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or Violations, in each case to the extent (and only to the extent) that such statement, omission or Violation occurs in sole reliance upon and in conformity with written information furnished by the Investor (and/or its Permitted Transferees, if applicable) expressly for use in connection with such registration:

(i)
untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

(ii)	omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading,

and the Investor (severally but not jointly with its Permitted Transferees, if applicable) shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (and/or its Permitted Transferees, if applicable), which consent shall not be unreasonably withheld; and provided, further, that except for liability for willful fraud or misrepresentation, in no event shall any indemnity under this Section 2.6(b) exceed the net proceeds received by the Investor in such registration.

(c)
Notice. Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, as incurred, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.

(d)	Contribution.

(i)
In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, claims, damages and liabilities suffered by an indemnified party, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the liable Investor and/or its Permitted Transferees, if applicable (including, in each case, that of their respective officers, directors, employees and agents), on the other, in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the liable Investor and/or its Permitted Transferees, if applicable (including, in each case, their respective officers, directors, employees and agents), on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Investor and/or its Permitted Transferees, if applicable, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

(ii)
The Parties agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding this Section 2.6(d), in the case of distributions to the public, the Investor and/or its Permitted Transferees, if applicable, shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by them and distributed to the public were offered to the public exceeds (B) the amount of any damages which the Investor and/or its Permitted Transferees, if applicable, have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iii)
For purposes of this Section, each Person, if any, who controls the Investor and/or its Permitted Transferees, if applicable (within the meaning of Section 15 of the Securities Act) shall have the same rights to contribution as the Investor and/or its Permitted Transferees, if applicable; and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

(e)
Survival; Consents to Judgments and Settlements.  The obligations of the Company and the Investor under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.7          Rule 144 Reporting.  With a view to making available to the Investor the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration pursuant to Rule 144 under the Securities Act or pursuant to a registration on a Shelf Registration Statement, the Company shall file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

2.8          Maintenance of Form F-6.  The Company covenants that it will maintain the effectiveness of its Registration Statement on Form F-6 which registers a number of ADSs that is sufficient to allow the Investor to exercise its rights hereunder and under such ADS program, and sell its Registrable Securities in the United States in the manner contemplated by this Agreement.

2.9          Termination. The Company shall have no obligations to register any Registrable Securities proposed to be sold by the Investor if all such Registrable Securities proposed to be sold by the Investor may then be freely sold without registration and without restriction (including, volume limitations) pursuant to Rule 144 promulgated under the Securities Act.

3.	Term and Termination.

3.1         This Agreement shall be effective as of the date hereof, and shall terminate (i) on the first date on which all Registrable Securities have been sold pursuant to any registration hereunder or when all Equity Securities cease to be Registrable Securities, or (ii) upon the termination of the Cooperation Agreement pursuant to Section 4.2(a)(ii)(A) therein.

4.	Miscellaneous.

4.1          Governing Law; Arbitration.

(a)           This Agreement and disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) shall be governed by, and construed in accordance with, the Laws of the State of New York, without reference to its conflicts of law principles.

(b)           For any dispute arising out of or in connection with this Agreement or the transactions contemplated hereby, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the International Chamber of Commerce Rules of Arbitration (the “ICC Arbitration Rules”), which are deemed to be incorporated by reference into this clause.

 (i)          The number of arbitrators shall be three.

 (ii)         The seat, or legal place, of arbitration shall be New York, New York.

 (iii)        The language to be used in the arbitration proceedings shall be English.

 (iv)         Without prejudice to any party’s right to seek emergency, conservatory or interim measures of relief in any arbitral proceeding initiated in accordance with the ICC Arbitration Rules, any party may apply at any time to a court of competent jurisdiction for interim or emergency relief, including conservatory measures of protection or a preliminary injunction.

4.2           Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

4.3           Notices.

(a)
Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to such Party.  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid.  Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

(b)	Any notices shall be addressed as follows:

If to the Company, addressed to it at:

Ctrip.com International Ltd.
968 Jin Zhong Road
Shanghai 200335
People’s Republic of China
Attention:  Chief Financial Officer
Facsimile:  +(8621) 5251-0000

with copies to (for information purposes only):

Skadden, Arps, Slate, Meagher & Flom
42/F, Edinburgh Tower, The Landmark
15 Queen’s Road Central
Hong Kong
Attention:  Z.  Julie Gao, Esq.
Facsimile:  +852 3740 4727

and:

Skadden, Arps, Slate, Meagher & Flom LLP
JingAn Kerry Centre, Tower II
46th Floor
1539 Nanjing West Road
Shanghai, the People’s Republic of China
Attention: Haiping Li, Esq.
Facsimile: +852 3910 4835

If to the Investor, addressed to it at:

MIH Internet SEA Private Limited
Taurusavenue 105
2132LS, Hoofddorp
The Netherlands
Attention: The General Counsel, Naspers Limited
Email: david.tudor@naspers.com

with copies to (for information purposes only):

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY  10019-7475
Fax: +1 (212) 474-3700

Attention: David Mercado
Email: dmercado@cravath.com

and:

Wayne Benn by email at wbenn@naspers.com

(c)
Any party to this Agreement may notify the other parties of any change to its address or other details specified in this section; provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later.

4.4          Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Neither this Agreement nor any of the rights or obligations of any Party may be assigned by any Party without the prior written consent of the other Party, except that the rights of the Investor with respect to any Registrable Securities may be assigned to a Permitted Transferee of the Investor (i) to which Registrable Securities have been transferred and (ii) who executes and delivers to the Company a written instrument in form and substance reasonably satisfactory to the Company agreeing to be bound by, and entitled to the benefits of, the terms of this Agreement, and any purported assignment in breach hereof by the Investor shall be void. Each party hereto who transfers Equity Securities to a Permitted Transferee shall cause such Permitted Transferee to execute and deliver to the Company a written instrument in form and substance reasonably satisfactory to the Company agreeing to be bound by and entitled to the benefits of, the terms of this Agreement.  From and after the date of any assignment of the rights of the Investor with respect to any Registrable Securities to a Permitted Transferee (or by a Permitted Transferee to another Permitted Transferee), all references to “the Investor” in this Agreement shall be deemed to include such Permitted Transferees, unless the context otherwise requires.

4.5          Headings and Titles. Headings and titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6           Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

4.7           Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of both Parties.

4.8           Severability. If a provision of this Agreement is held to be unenforceable under applicable Laws, such provision shall be excluded from this Agreement and the remainder of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby are fulfilled to the extent possible.

4.9           Further Assurances. The Parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement.

4.10         Rights Cumulative. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

4.11         No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

4.12         No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.  If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

4.13         Specific Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions or specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at Law or in equity.  Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.  Each party hereby waives any requirements for securing or posting of any bond with such equitable remedy.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

MIH INTERNET SEA PRIVATE LIMITED

By:	/s/ Beke Annamaria
	Name:	Beke Annamaria
	Title:	Director

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

CTRIP.COM INTERNATIONAL, LTD.

By:	/s/ Jane Jie Sun
	Name:	Jane Jie Sun
	Title:	Director

[Signature Page to the Registration Rights Agreement]